                                                                 Exhibit 10.43

                              AMENDED AND RESTATED
                                PLEDGE AGREEMENT

      THE PLEDGE AGREEMENT, dated as of July 28, 2000 (as amended, modified and supplemented from time to time, this "Agreement"), is entered into by and between SUTTON HILL ASSOCIATES, a California general partnership (the "Pledgor"), and CITADEL HOLDING CORPORATION, a Nevada corporation now known as Reading International, Inc. (together with its permitted successors and assigns, the "Pledgee") is hereby amended and restated as of January 29, 2002.

                                   WITNESSETH:

      WHEREAS, the Pledgor is (a) the sole member of Sutton Hill Capital, L.L.C., a limited liability company formed under the laws of the State of New York ("Sutton Hill Capital"), and (b) the legal and beneficial owner of the Membership Interest (as hereinafter defined);

      WHEREAS, Sutton Hill Capital and the Pledgee have entered into a certain Citadel Standby Credit Facility, dated as of July28, 2000 as amended and restated as of January 29, 2002 (as the same may be amended, restated, modified, or supplemented from time to time, the "Credit Agreement"), pursuant to which, at the election of Sutton Hill Capital and upon the satisfaction of certain conditions precedent provided for therein, the Pledgee has agreed to make to Sutton Hill Capital certain loans in an aggregate principal amount up to eighteen million Dollars ($18,000,000) (hereinafter referred to as the "Loans");

      WHEREAS, as an inducement to the Pledgee to make the Loans, if any, to Sutton Hill Capital pursuant to the terms of the Credit Agreement, the Pledgor has agreed, in accordance with the terms of Section 4.1(f) of the Credit Agreement, to execute and deliver this Agreement pursuant to which the Pledgor will pledge the Collateral (as hereinafter defined) in favor of the Pledgee to secure the performance and repayment of Sutton Hill Capital's Obligations (as hereinafter defined), to the extent and in accordance with the terms hereof;

      WHEREAS, Sutton Hill Capital has also acquired certain interests in various theatre properties in New York City, including the option (the "Sutton Fee Option") to acquire the fee interests in and to one of such properties (the "Sutton Fee");

      WHEREAS, Citadel Cinemas, Inc., a Nevada corporation ("Citadel Cinemas"), has subleased from Sutton Hill Capital certain of the theatre properties, including the improvements and equipment located therein or thereon (collectively, the "Leased Interests"), pursuant to provisions of a certain Lease Agreement, dated as of July 28, 2000, as amended and restated as of January 29, 2002 (the "Lease Agreement"), between Sutton Hill Capital, as lessor, and Citadel Cinemas, as lessee;

      WHEREAS, included in the Lease Agreement is an option in favor of Citadel Cinemas (the "Lease Option") to acquire from Sutton Hill Capital the Leased Interests;

      WHEREAS, pursuant to an agreement, dated as of July 28, 2000 as amended and restated as of January 29, 2002 (the "Fee Option Agreement"), between Citadel Realty, Inc. ("Fee Sub") and Sutton Hill Capital, Sutton Hill Capital has granted to Fee Sub the right (the "Fee Option Right"), subject to the exercise by Citadel Cinemas of the Lease Option and payment by Citadel Cinemas of the exercise price under the Lease Option, to require Sutton Hill Capital to exercise the Sutton Fee Option and direct the delivery of the Sutton Fee to or as directed by Fee Sub, upon payment by Fee Sub or its designee of the exercise price under the Sutton Fee Option;

      WHEREAS, the Collateral will be subject to the prior pledge thereof to Nationwide, as described in a certain Intercreditor Agreement among Nationwide, Sutton Hill Capital and the Pledgee;

      WHEREAS, it is the intention of the Pledgor in executing and delivering this Agreement to assure to the Pledgee that, if it forecloses on the pledge of the Membership Interest, the Membership Interest will not be subject to any claims thereto or rights therein arising from any action of Sutton Hill Capital or its Affiliates, except for Pledgor Permitted Liens (as hereinafter defined); and

      WHEREAS, it is the Pledgee's expectation that, if it were to foreclose on the pledge of the Membership Interest, Sutton Hill Capital's interest in the Sutton Fee Option and in the Leased Interests would be subject only to Pledgor Permitted Liens;

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. Definitions. Unless otherwise defined herein, terms that are defined in the Credit Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

      "Accounts" shall have the meaning assigned to that term in Article 9 of the Code.

      "Certificate of Title" shall mean a title search or report provided by a title insurance company or agency licensed to do business in the state where the Leased Interests are located.

      "Chattel Paper" shall have the meaning assigned to that term in Article 9 of the Code.

      "Citadel Cinemas" shall mean Citadel Cinemas, Inc., a Nevada corporation and its successors and assigns (including successors or assigns as tenant under the Lease Agreement).

      "Code" shall mean the Uniform Commercial Code from time to time in effect in the State of New York.

      "Collateral" shall have the meaning assigned to that term in Section 2 of this Agreement.

      "Cure" (including grammatical alternatives thereof) shall mean (i) the removal of the Lien or Title Impairment in question, either of record or by arrangement for the title company insuring the interest of the transferee to "omit" the Lien or Title Impairment in question, or (ii) the causing of the title company involved to insure against collection or to insure against loss or forfeiture of title with respect to the Lien or Title Impairment in question, provided, that, in the case of a Cure described in clause (ii) hereof, the title company must agree to "omit" such Lien or Title Impairment in question in connection with any mortgagee title insurance policy with respect to any third party financing.

      "Designated Payment" shall mean the amounts (if any) required to be paid to satisfy amounts then payable by the Pledgor to Nationwide pursuant to the Nationwide Agreement.

      "Event of Default" shall mean the occurrence of any of the following events: (1) an Event of Default (as defined in the Credit Agreement), or (2) a default on the part of the Pledgor in the due performance or observance of any covenant or obligation of the Pledgor contained herein, and, if such default is capable of cure, the continuance of such default for thirty (30) days after written notice from the Pledgee to the Pledgor; provided, however, that if such default is of a nature that it is capable of being cured but not within such thirty (30) day period and the Pledgor shall have proceeded diligently and in good faith to complete curing such default, such thirty (30) day period shall be extended to one hundred eighty (180) days.

      "Fee Option Agreement" shall have the meaning assigned to that term in the recitals hereto.

      "Fee Option Right" shall have the meaning assigned to that term in the recitals hereto.

      "General Intangibles" shall have the meaning assigned to that term in
Section 9-106 of the Code and shall include, without limitation, the Membership Interest and all rights of the Pledgor to receive, directly or indirectly, moneys or any other rights or benefits therefrom.

      "Insolvency or Liquidation Proceeding" of any person shall mean:

            (a) The entry of a decree or order for relief in respect of such person by a court having jurisdiction in the premises, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of such person or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law; or the commencement against such person of an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law; or

            (b) The commencement by such person of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under such law or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of such person or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the taking of any action in furtherance of any of the foregoing;

provided, however, that, if any of the events described in clauses (i) and (ii) of this definition shall arise as a result of a Tenant Event, then such an event shall not constitute an Insolvency or Liquidation Proceeding.

      "Instruments" shall have the meaning assigned to that term in Article 9 of the Code.

      "Intercreditor Agreement" shall mean the Intercreditor Agreement, dated as of July 28, 2000 as amended and restated as of January 29, 2002, entered into by and among the Pledgor, the Pledgee, and Nationwide Theatres Corp., a California corporation and its successors and assigns (hereinafter referred to as "Nationwide") as amended and restated as of January 29, 2002.

      "Lease Agreement" shall mean the Lease Agreement between Sutton Hill Capital, as lessor, and Citadel Cinemas, as lessee, dated as of July 28, 2000, as amended and restated as of January 29, 2002 as amended, modified and supplemented from time to time.

      "Lease Option" shall have the meaning assigned to that term in the recitals hereto.

      "Leased Interests" shall have the meaning assigned to that term in the recitals hereto.

      "Legal Requirements" shall mean all laws, judgments, decrees, ordinances and regulations and any other governmental rules, orders and determinations and all requirements having the force of law, now or hereinafter enacted, made or issued, whether or not presently contemplated (including without limitation the Americans with Disabilities Act, 42 U.S.C. " 12181 et seq., and local and state laws of similar impact or effect and rules, regulations and (to the extent Citadel Cinemas receives notice and a copy thereof pursuant to the Lease Agreement) orders issued under any thereof) and all existing recorded agreements, covenants, conditions and restrictions (or any such of which Citadel Cinemas has notice), applicable to any Leased Interest and/or the construction, ownership, operation or use thereof, including, without limitation, compliance with all requirements of labor laws and all federal, state, local and foreign laws, statutes, codes, ordinances, rules, regulations, directives, binding policies, permits or orders relating to or addressing the environment or human health, including, but not limited to, any law, statute, code, ordinance, rule, regulation, directive, binding policy, permit, authorization or order, compliance with which is required at any time from the date hereof through the Lease Termination Date as such term is defined in the Lease Agreement (or thereafter as therein set forth), if any, whether or not such compliance shall require structural, unforeseen or extraordinary changes to any Leased Interest or the operation, occupancy or use thereof

      "Lien" shall mean any security interest, mortgage, pledge, hypothecation, assignment as collateral, encumbrance, lien (statutory or other), or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Code or comparable law of any jurisdiction in respect of any of the foregoing).

      "Limited Liability Company Agreement" shall mean the Limited Liability Company Agreement of Sutton Hill Capital, dated as of April 8, 1999, as the same may be amended, restated, modified or supplemented from time to time.

      "Membership Interest" shall have the meaning assigned to that term in
Section 2 of this Agreement.

      "Nationwide Accrued Interest" shall mean any interest that has accrued with respect to the Nationwide Indebtedness so long as such interest has not arisen as a result of a Tenant Event.

      "Nationwide Pledge Agreement" shall mean the agreement, dated as of July 28, 2000, entered into between the Pledgor and Nationwide as amended and restated as of January 29, 2002, pursuant to which the Pledgor has granted a first security interest in the Collateral to Nationwide.

      "Obligations" shall mean any and all indebtedness, debts, obligations, and liabilities of Sutton Hill Capital to the Pledgee from time to time outstanding under the Related Documents to which Sutton Hill Capital is a party, whether fixed or contingent, due or not due, liquidated or unliquidated, determined or undetermined, and whether for principal, interest, fees, expenses or otherwise, including principal of and interest on any other amounts payable in respect of the Loans, if any, and including, further, any rights of subrogation or contribution arising under the Related Documents.

      "Operational Agreements" shall have the meaning assigned to that term in the Credit Agreement.

      "Pledgor Permitted Liens" shall mean (a) with respect to the Membership Interest, the Lien created pursuant to the Nationwide Agreement or any Lien resulting from or attributable to a Tenant Event and (b) with respect to the Leased Interests and the Sutton Fee Option, the following Liens and other matters affecting the title thereto: (i) Liens securing the payment of taxes, assessments and other governmental charges or levies which are not yet delinquent to the extent not the obligations of Citadel Cinemas pursuant to the Lease Agreement; (ii) Legal Requirements, zoning and planning restrictions, subdivision and platting restrictions, easements, rights-of-way, licenses, reservations,


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covenants, conditions, waivers, or restrictions on the use of any material component of real estate comprising the Leased Interests, which exist on the date hereof and either are set forth in the title insurance policy delivered to Citadel Cinemas in connection with the Lease Agreement or are not disclosed therein; (iii) encroachments or irregularities of title none of which materially impairs the current use or value of the affected Leased Interests; (iv) the Liens created pursuant to the Nationwide Agreement provided that such Liens are paid with the applicable Designated Payment; (v) leases and licenses in effect with respect to any Leased Interest which are permitted by the Lease Agreement;
(vi) mechanics' and materialmen's liens or Liens not disclosed in the title insurance policy and existing on the date hereof; (vii) exceptions to the title of any material component of real estate comprising the Leased Interests, of the Sutton Fee or of the Sutton Fee Option, as the case may be, as set forth in the title insurance policy delivered to Citadel Cinemas in connection with the Lease Agreement; (viii) existing Liens listed on Exhibit A attached hereto; (ix) any Lien which is or results from a Tenant Event or is approved by Citadel Cinemas for purposes of the Lease Agreement; (x) Liens, including Legal Requirements, zoning and planning restrictions, subdivision and platting restrictions and any of the matters affecting title, which result from acts of any agency, department, court or other administrative, legislative or regulatory authority of any Federal, state, local or foreign governmental body from and after the date hereof not caused by or resulting from a Landlord Act (as such term is defined in the Lease Agreement); and (xi) such other or additional matters as may be approved in writing by Citadel Cinemas in its sole discretion.

      "Proceeds" shall mean all "proceeds" as such term is defined in Section 9-306(1) of the Code on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Membership Interest and any and all collections on the foregoing or distributions with respect to the foregoing.

      "Sutton Fee" shall have the meaning assigned to that term in the recitals hereto.

      "Sutton Fee Option" shall have the meaning assigned to that term in the recitals hereto.

      "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

      "Title Impairment" shall mean a claim, charge or other matter affecting title to an Asset or interest therein, other than a Lien, which materially impairs the intended use or value of the Asset (or interest therein) in question excluding, however, the matters affecting title as of the date hereof, the Site Leases and the terms and conditions thereof and matters which constitute Tenant Events.

      SECTION 2. Grant of Security. As security for the prompt and complete payment when due of the Obligations, the Pledgor hereby assigns, pledges, transfers and grants to the Pledgee a


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

continuing security interest (which shall be subject and subordinate to the prior security interest granted to Nationwide pursuant to the Nationwide Pledge Agreement as and to the extent provided in the Intercreditor Agreement) in, and a lien upon, all of the Pledgor's right, title and interest in the following property now owned or at any time hereafter acquired by the Pledgor, or in which the Pledgor may acquire any right, title or interest, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (collectively, the "Collateral"):

            a) any and all of its membership interest in Sutton Hill Capital, including, without limitation, all its rights, title and interest to participate in the operation or management of Sutton Hill Capital and all its rights to properties, assets and distributions under the Limited Liability Company Agreement, and all certificates evidencing any of such membership interests (collectively, the "Membership Interest");

            b) all Accounts arising out of the Limited Liability Company Agreement in respect of the Membership Interest;

            c) all General Intangibles arising out of or constituted by the Limited Liability Company Agreement in respect of the Membership Interest; and

            d) to the extent not otherwise included, all Proceeds of any and all of the foregoing.

      This Agreement shall create a continuing security interest in the Collateral which shall be subject and subordinate to the prior security interest granted to Nationwide as provided in the Intercreditor Agreement and shall remain in effect until all the Obligations, now existing or hereafter arising, shall have been paid in full, the Commitments shall have been terminated and the Credit Agreement and the Related Documents shall no longer be in effect.

      SECTION 3. Representations and Warranties of Pledgor. The Pledgor hereby represents and warrants to the Pledgee that: (i) the Pledgor is the sole member of Sutton Hill Capital and no other Person owns or holds any other ownership rights in the Membership Interest; (ii) the execution, delivery, and performance of this Agreement are not in violation of any indenture, agreement, or undertaking to which the Pledgor is a party or by which the Pledgor is bound;
(iii) the execution, delivery and performance of this Agreement will not result in the creation or imposition of any lien or charge on, security interest in or other encumbrance on any of the assets of the Pledgor except as contemplated by this Agreement; (iv) the Pledgor's chief executive office and the place where the Pledgor keeps its business records is 120 North Robertson Boulevard, Los Angeles, California 90048; and (v) this Agreement will create and grant to the Pledgee (upon the filing of appropriate UCC-1 financing statements) a valid lien on, and a perfected security interest in favor of the Pledgee in, all right, title or interest of the Pledgor in or to the Collateral, subject to the prior lien in favor of Nationwide as provided in the Intercreditor Agreement, Liens for Taxes and governmental charges and levies which are not delinquent, which are being Properly Contested by or on behalf of the

Pledgor or which are the obligation of Citadel Cinemas or any of its Affiliates to pay pursuant to any of the Operational Agreements and Liens placed on the Collateral by, or arising from, the actions or inactions of, or any event or condition relating to, Citadel Cinemas or any of its Affiliates, whether or not such Liens are permitted to exist pursuant to the terms of any of the Operational Agreements.

      The Pledgor agrees that the foregoing representations and warranties shall be deemed to have been made by it on each date of a Notice of Borrowing on or after the date hereof by Sutton Hill Capital under the Credit Agreement on and as of such date as though made hereunder on and as of such date.

      SECTION 4. Further Assurances; Affirmative Covenants.

      The Pledgor covenants and agrees that, from and after the date of this Agreement until the Obligations are paid in full and the Commitment is terminated:

            a) The Pledgor will promptly execute and deliver and will cause to be executed and delivered all further instruments and documents, including, without limitation, financing and continuation statements, and will take all further action and will cause all further action to be taken, that the Pledgee may reasonably request in order to create, preserve, perfect and protect the security interest in the Collateral or to enable the Pledgee to exercise and enforce its rights and remedies hereunder or to preserve, perfect and protect the Pledgee's right, title and interest in and to the Collateral.

            b) The Pledgor will at all times keep accurate and complete books and records with respect to the Collateral and agrees that the Pledgee or its representative shall have the right at any time and from time to time to call at the Pledgor's place of business during normal business hours to inspect and examine the books and records of the Pledgor relating to the Collateral and to make extracts therefrom and copies thereof.

            c) The Pledgor will keep the Collateral free and clear of all security interests, liens and claims other than the security interest and lien herein granted and the security interest and lien granted to Nationwide, Liens for Taxes and governmental charges and levies which are not delinquent, which are being Properly Contested by or on behalf of the Pledgor or which are the obligation of Citadel Cinemas or any of its Affiliates to pay pursuant to any of the Operational Agreements and Liens placed on the Collateral by, or arising from, the actions or inactions of, or any event or condition relating to, Citadel Cinemas or any of its Affiliates, whether or not such Liens are permitted to exist pursuant to the terms of any of the Operational Agreements, and will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, except by assignment to the Pledgee and Nationwide.


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

            d) The Pledgor will defend the Pledgee's right, title and security interest in and to the Collateral against claims and demands of all persons whomsoever, other than Nationwide.

            e) If the Pledgor shall, as a result of its ownership of the Collateral, receive any certificate representing its ownership of the Membership Interest and all of the Nationwide Indebtedness now or hereafter owing has been paid in full in accordance with the terms of the Nationwide Agreement, the Pledgor shall accept the same as the agent of the Pledgee, hold the same in trust for the Pledgee and deliver the same forthwith to the Pledgee in the exact form received, duly indorsed by the Pledgor to the Pledgee, if required.

            f) The Pledgor will at all times remain the sole member of Sutton Hill Capital and will allow no other Person to own or hold any other ownership rights in the Membership Interest; provided, however, that the failure to comply with the terms hereof shall not constitute a breach hereunder if the failure to comply arises as a result of any action or inaction of, or any condition or event relating to, Citadel Cinemas or any of its Affiliates.

      SECTION 5. Lien or Title Impairment.

            a) Subject to the limitations set forth in Section 19 hereof, if, at the time of the exercise by the Pledgee of its rights and remedies involving the Membership Interest, title thereto or to any of the Leased Interests or the Sutton Fee Option shall be subject to a Lien or to a Title Impairment other than a Pledgor Permitted Lien, the Pledgor shall be obligated to pay, bond, or otherwise Cure such Lien and to Cure such Title Impairment.

            b) Not less than ten days prior to the date of the anticipated exercise described in the preceding sentence, the Pledgee shall deliver to the Pledgor a lien search with respect to the Membership Interest and a Certificate of Title with respect to the Leased Interests and the Sutton Fee Option, indicating whether or not any Liens encumbering such Membership Interest or the interest of Sutton Hill Capital in such other assets constitute such Liens other than Pledgor Permitted Liens and whether there exists as to Sutton Hill Capital's title to any of such assets any such Title Impairment, each as described in the preceding paragraph.

            c) If by reason of the occurrence of an Insolvency or Liquidation Proceeding of Sutton Hill Capital, Pledgee shall be prevented from foreclosing on the Membership Interest or its security interest under the Security Agreement (as defined in the Credit Agreement), Pledgor shall cause such Insolvency or Liquidation Proceeding to be terminated or otherwise to be resolved as promptly as practicable and in a manner such that the applicable transaction can be consummated in accordance with its terms. All times referred to in Section 5(d) hereof shall be determined without regard to any additional time that may be permitted or authorized under any statute or order entered in or applicable to such Insolvency or Liquidation Proceeding.

            d) In the event the Pledgor does not timely perform any of the obligations set forth in paragraphs (a), (b) or (c) of this Section 5, the Pledgee may, after written demand to perform has been served upon the Pledgor and the Pledgor has been given 15 days to perform, perform said obligations at the Pledgor's sole cost and expense; provided, however, that the Pledgee shall not exercise its option to perform said obligations for up to 90 days if within said 15-day period the Pledgor has commenced to perform the obligation or obligations in question and thereafter to the reasonable satisfaction of the Pledgee continues to perform such obligation or obligations with reasonable diligence. The Pledgor shall, upon written demand from the Pledgee, reimburse the Pledgee for all costs, including reasonable attorney's fees and out-of-pocket expenses, and all liabilities incurred by the Pledgee by reason of the foregoing set forth in this Section 5, with interest thereon at the rate of eleven and one quarter percent (11.25%) per annum.

            e) The obligations of the Pledgor under this Section 5 hereof and with respect to the Nationwide Accrued Interest shall be unlimited, with full recourse to all of the assets of the Pledgor and its partners. The Pledgor and its partners agree not to request or permit, in any Insolvency or Liquidation Proceeding of the Pledgor, (i) any plan of reorganization, or confirmation order with respect thereto, which would include a provision that would discharge the partners of Pledgor from their obligations to Pledgee under this Section 5 or (ii) any party in interest to obtain an injunction that would enjoin or limit the Pledgee's rights against the partners of the Pledgee or their assets.

      SECTION 6. Remedies. (a) Subject in all cases to the terms of the Intercreditor Agreement, upon the occurrence of an Event of Default and an acceleration of the Loans, the Pledgee may, in its sole discretion, exercise with respect to the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the New York Uniform Commercial Code or other applicable law, and the Pledgee may also, upon reasonable notice as specified below, sell the Collateral at public or private sale, at any exchange, broker's board or at any of the Pledgee's offices or elsewhere, for cash, on credit or for future delivery, and at such price and upon such other terms as the Pledgee may in good faith deem commercially reasonable. The Pledgee or any of its Affiliates may be the purchaser of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for the Collateral, to use and apply any of the Obligations as a credit on account of the purchase price of the Collateral payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the fullest extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that at least fifteen (15) days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice. The Pledgee will not be obligated to make any sale regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement of the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was adjourned. The Pledgor hereby waives any claims against the Pledgee arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale, even if the Pledgee accepts the first offer received and does not offer the Collateral to more than one offeree.

      (b) The proceeds of any sale of the Collateral under subsection (a) above shall be applied in the following manner:

                  i. FIRST, to the payment of all costs and expenses reasonably incurred in connection with the sale, collection or other realization, including reasonable costs, fees and expenses of the Pledgee and its agents and counsel, all other reasonable expenses, liabilities and advances made or incurred by the Pledgee in connection therewith;

                  ii. SECOND, to the payment, in whole or in part, of the
            Nationwide Indebtedness (as defined in the Intercreditor Agreement);

                  iii. THIRD, to the payment, in whole or in part, of the
            Obligations; and

                  iv. FOURTH, the balance, if any, shall be paid to the Pledgor or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

If the Pledgee or any of its Affiliates is the successful bidder at such sale, the amount owing to Nationwide must be paid in cash.

      (c) The Pledgee has the right to enforce any and all remedies provided in this Agreement, successively and concurrently, and such action will not operate to estop or prevent the Pledgee from pursuing any other remedy which the Pledgee may have at law or in equity or under any other document.

      (d) THE PLEDGOR ACKNOWLEDGES THAT ANY PRIVATE SALE OF THE COLLATERAL MAY RESULT IN PRICES AND OTHER TERMS LESS FAVORABLE TO THE PLEDGOR THAN IF SUCH SALE WERE A PUBLIC SALE AND THE PLEDGOR AGREES THAT ANY SUCH PRIVATE SALE SHALL BE DEEMED TO HAVE BEEN MADE IN A COMMERCIALLY REASONABLE MANNER.

      SECTION 7. Pledgee Appointed Attorney-in-Fact.

      Subject in all cases to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default which is not waived by the Pledgee and following an acceleration of the Loans, the Pledgor hereby irrevocably makes, constitutes and appoints the Pledgee or any of its officers or designees its true and lawful attorney-in-fact, with full authority in


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

the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time after the occurrence and during the continuation of an Event of Default which is not waived by the Pledgee and following an acceleration of the Loans, to take any action, to execute any instruments and to exercise any rights, privileges, elections or power of the Pledgor pertaining or relating to the Collateral which the Pledgee may reasonably deem necessary or desirable to preserve and enforce its security interest in the Collateral and otherwise to accomplish the purposes of this Agreement.

      SECTION 8. Pledgee May Perform. If the Pledgor fails to perform any agreement contained herein other than any agreement set forth in Section 5 hereof, the Pledgee may (but shall not be obligated to) itself perform, or cause performance of, such agreement; provided, however, that the Pledgee shall first have provided to the Pledgor five (5) Business Days' prior written notice of the Pledgee's intention so to act (except in cases of emergency when no such notice shall be required). Any sums expended by the Pledgee pursuant to this Section 7 shall be added to the Obligations and secured by the Collateral.

      SECTION 9. Amendments, etc. No amendment, waiver or modification of any provision of this Agreement, nor consent to any departure by the Pledgor therefrom, shall in any event be effective unless the same shall be in writing making specific reference to this Agreement and such amendment, waiver, modification or consent shall be consented to in one or more writings and signed by the Pledgor, the Pledgee and Nationwide, and then such amendment, waiver, modification or consent shall be effective only in the specific instance for the specific purpose for which given.

      SECTION 10. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) except with respect to the provisions in Section 5 hereof, remain in full force and effect until the later of (i) the termination of the Commitment or (ii) the payment in full of the Obligations, (b) be binding upon the Pledgor and (c) inure to the benefit of the Pledgee and its successors and assigns. If the Pledgee shall have instituted any proceeding to enforce any right, power or remedy under this instrument by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Pledgee, then and in every such case, the Pledgor and the Pledgee shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all right, remedies and powers of the Pledgee shall continue as if no such proceeding had been instituted.

      SECTION 11. Notices. All notices, offers, acceptances, approvals, waivers, requests, demands and other communication hereunder or under any other Related Document shall be in writing, shall be addressed as provided below and shall be considered as properly given (a) if delivered in person, (b) if sent by express courier service (including Federal Express, Emery, DHL, Airborne Express, and other similar express delivery services), (c) in the event overnight delivery services are not readily available, if mailed by United States Postal Service, postage prepaid, registered or certified with return receipt requested, or (d) if sent by telecopy and confirmed; provided, that in the case of a notice by telecopy, the sender shall in addition confirm such notice by writing sent in the manner specified in clause (a), (b) or (c) of this Section 10. All notices shall be effective upon receipt by the addressee; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be


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

effective upon such tender. For the purposes of notice, the addresses of the parties shall be as set forth below; provided, however, that any party shall have the right to change its address for notice hereunder to any other location by giving written notice to the other party in the manner set forth herein. The initial addresses of the parties hereto are as follows:

         (a)      If to the Pledgor:
                  Sutton Hill Associates
                  120 North Robertson Blvd.
                  Los Angeles, California 90048
                  Attention: Legal Department
                  Telecopier: (310) 652-6490

with required copies to:

                  Ira Levin
                  Pacific Theatres
                  120 North Robertson Boulevard
                  Los Angeles, CA 90048
                  Telecopier: (310) 652-6490

         (b)      If to the Pledgee:
                  Reading International, Inc.
                  550 South Hope Street
                  Suite 1825
                  Los Angeles, CA 90071
                  Attention: Chief Financial Officer
                  Telecopier No.: (213) 235-2229

with required copies to:

                           S. Craig Tompkins
                           Reading International, Inc.
                           550 South Hope Street
                           Suite 1825
                           Los Angeles, CA 90071
                           Telecopier No. (213) 235-2229

Each such notice, request or other communication shall be effective when actually received.


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